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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 1, 2003

                      LEXINGTON CORPORATE PROPERTIES TRUST
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             (Exact Name of Registrant as specified in its charter)

          Maryland                        1-12386                13-3717318
          --------                        -------                ----------
(State or other jurisdiction         (Commission File           (IRS Employer
      of incorporation)                   Number)            Identification No.)

                 355 Lexington Avenue, New York, New York 10017
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               (Address of Principal Executive Offices) (Zip Code)

               Registrant's telephone number, including area code:
                                 (212) 692-7260

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report)

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Item 5. Other Events.

On October 1, 2003 Lexington Corporate Properties Trust (the "Company") entered into a joint venture agreement with Clarion Lion Properties Fund, LLC ("Lion Fund"). The joint venture will acquire single tenant office, industrial and retail properties net leased to single tenant users. The Company and the Lion Fund will make equity contributions of $30 million and $70 million, respectively. Property acquisitions will be additionally funded through the use of up to $150 million in non-recourse mortgages.

The Company's subsidiary, Lexington Realty Advisors, Inc. ("LRA"), has entered into a management agreement with the joint venture whereby LRA will receive fees for performing services relating to the acquisition, financing and management of the properties acquired by the joint venture.

Item 7. Financial Statements, Pro Forma Information and Exhibits.

        (a)  not applicable

        (b)  not applicable

        (c)  Exhibits

             10.1 Limited Partnership Agreement of Lexington/Lion Venture
                  dated as of October 1, 2003

             99.1 Press release issued by the Company dated October 2, 2003, announcing joint venture agreement









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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Lexington Corporate Properties Trust
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                                            Registrant

October 3, 2003                             By: /s/ Patrick Carroll
                                                --------------------------------
                                                Patrick Carroll
                                                Chief Financial Officer